As filed with the Securities and Exchange Commission on August
19, 1998.

                                       Registration No. 333-33597
=================================================================




               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                          _____________

                         POST-EFFECTIVE
                         AMENDMENT NO. 2
                               to
                            FORM SB-2
                     REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933
                          _____________

                  DAYTON GENERAL SYSTEMS, INC.
         (Name of small business issuer in its charter)

  Pennsylvania               7372                   31-1551295
(State or other  (Primary Standard Industrial    (I.R.S. Employer
jurisdiction of   Classification Code Number)     Identification
incorporation)                                    Number)


                      2492 Technical Drive
                     Miamisburg, Ohio 45342
                         (937) 847-7800
      (Address and telephone number of principal executive
            offices and principal place of business)

                         Thomas C. Haas
                  Dayton General Systems, Inc.
                      2492 Technical Drive
                     Miamisburg, Ohio 45342
                         (937) 847-7800
    (Name, address and telephone number of agent for service)

                           Copies to:

TIMOTHY E. HOBERG, ESQ.            CHARLES F. HERTLEIN, JR., ESQ.
Taft, Stettinius & Hollister LLP   Dinsmore & Shohl LLP
1800 Star Bank Center              1900 Chemed Center
425 Walnut Street                  255 East Fifth Street
Cincinnati, Ohio  45202            Cincinnati, Ohio  45202
(513) 381-2838                     (513) 977-8200

        Approximate date of proposed sale to the public:
           The shares are being deregistered pursuant
                to this post-effective amendment.
             ______________________________________

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering:   [ ] ___________

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     If this Form is a post-effective amendment filed pursuant to
Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] ___________

     If delivery of the prospectus is expected to be made
pursuant to Rule 434, please check the following box:   [ ]

             _______________________________________

                      EXPLANATORY STATEMENT

     This Post-Effective Amendment No. 2 is being filed to deregister the 1,035,000 Units (each Unit consisting of two shares of the registrant's Common Stock and a warrant to purchase one additional share of Common Stock) previously registered on this Form SB-2, Registration No. 333-33597. The offering's minimum was not reached. Therefore, no Units will be sold and the offering is being withdrawn.
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                           SIGNATURES



     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this amendment to registration statement to be signed on its behalf by the undersigned, in the City of Dayton, State of Ohio, as of the 14th day of August, 1998.


                              DAYTON GENERAL SYSTEMS, INC.



                              By:/s/Thomas C. Haas

                                 _______________________________
                                 Thomas C. Haas
                                 President and Chief Executive
                                 Officer

     In accordance with the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated as of the 14th day of August, 1998.

          Signatures                    Title
          __________                    _____


/s/ Thomas C. Haas           Chairman of the Board,
_________________________    President and Chief

Thomas C. Haas               Executive Officer (Principal
                             Executive, Accounting and Financial
                             Officer)


__________________________   Director
Edward T. Hurd


/s/ William R. Winkler       Director
__________________________
William R. Winkler